Exhibit 10.17
AMENDMENT NO. 2
Dated as of January 11, 2023
to
CREDIT AGREEMENT
Dated as of March 5, 2020
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of January 11, 2023 by and among NEWMARKET CORPORATION, a Virginia corporation (the “Company”), Afton Chemical UK Holdings Limited (“Afton UK”), Afton Chemical Switzerland GmbH (“Afton Switzerland” and together with the Company and Afton UK, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of March 5, 2020 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Company and the Administrative Agent have jointly (x) determined that syndicated credit facilities denominated in Dollars being executed around the date hereof, or that include language similar to that contained in Section 2.14 of the Credit Agreement, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate and (y) hereby elect to declare that an Early Opt-in Election has occurred with respect to Dollars and hereby provide written notice of such election to the Lenders;
WHEREAS, pursuant to Section 2.14(c) of the Credit Agreement, upon the occurrence of an Early Opt-In Election, the Administrative Agent and the Company may amend the Credit Agreement to replace the LIBO Rate with a Benchmark Replacement, and pursuant to Section 2.14(d) of the Credit Agreement, the Administrative Agent may, in connection with the implementation of a Benchmark Replacement, make Benchmark Replacement Conforming Changes;
WHEREAS, the Lenders party hereto hereby agree that (x) this Amendment constitutes notice of an Early Opt-In Election, the implementation of the relevant Benchmark Replacement and the effectiveness of Benchmark Conforming Changes required to be given to the Lenders pursuant to Section 2.14(e) of the Credit Agreement and (y) this Amendment constitutes such Lender’s written notice that it accepts such amendment implementing such Benchmark Replacement and such Benchmark Conforming Changes for purposes of Section 2.14(c) of the Credit Agreement;
WHEREAS, the “Benchmark Transition Start Date” with respect to Dollars shall be the Amendment Effective Date (as defined below); and
WHEREAS, the Lenders party hereto hereby consent to the other changes to the Credit Agreement contemplated hereby;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.    Amendments to the Credit Agreement. The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement.
2.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date that such conditions are satisfied, the “Effective Date”):
(a)    The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent (the date that such condition is satisfied, the “Amendment Effective Date”).
(b)    The Administrative Agent shall have received payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent provided for in Section 9.03 of the Amended Credit Agreement
3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Amended Credit Agreement have been duly authorized by all necessary organizational actions and, if required, actions by equity holders, and this Amendment has been duly executed and delivered by such Borrower.
(b)    This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding at equity or at law.
(c)    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrowers set forth in the Amended Credit Agreement are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualification).
4.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)    This Amendment is a Loan Document.
    2

5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
6.    Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
7.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
[Signature Pages Follow]
    3

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NEWMARKET CORPORATION,
as the Company

By: ___/s/ William J. Skrobacz_______________
Name: William J. Skrobacz
Title:    Vice President and Chief Financial Officer

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

AFTON CHEMICAL UK HOLDINGS LIMITED,
as a Foreign Subsidiary Borrower

By: ____/s/ Thomas Poole_____________________
Name:    Thomas Poole
Title:    Finance Director

By: ____/s/ Catherine Martin___________________
Name:    Catherine Martin
Title:    Senior Vice President, Global Business &
    Managing Director, EMEAI
Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

AFTON CHEMICAL SWITZERLAND GMBH,
as a Foreign Subsidiary Borrower

By: __/s/ Cameron Warner______________________
Name:    Cameron Warner
Title:    Member

By: ___/s/ Thomas Schmid _________________
Name:    Thomas Schmid
Title:    Member
Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By: __/s/ Peter S. Predun________________________
Name:    Peter S. Predun
Title:    Executive Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

BANK OF AMERICA, N.A.,
as a Lender

By: __/s/ Nancy A. Old____________________
Name:    Nancy A. Old
Title:    SVP

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: ___/s/ Mark Isrey ________________
Name:    Mark Isrey
Title:    Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

CITIBANK, N.A.,
as a Lender

By: __/s/ Andrew Stella___________________
Name:    Andrew Stella
Title:    Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: ____/s/ Nathan R. Rantala_______________
Name:    Nathan R. Rantala
Title:    Managing Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

DBS BANK LTD.,
as a Lender

By: ____/s/ Kate Khoo__________________
Name:    Kate Khoo
Title:    Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

BANK OF THE WEST,
as a Lender

By: ___/s/ Jeffrey Toner________________________
Name:    Jeffrey Toner
Title:    Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

TD BANK, N.A.,
as a Lender

By: ___/s/ Steve Levi_____________________
Name:    Steve Levi
Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By: ___/s/ David Notaro__________________
Name:    David Notaro
Title:    Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

CITIZENS BANK, N.A.,
as a Lender

By: ____/s/ David W. Dinella ________________
Name:    David W. Dinella
Title:    Senior Vice President
Signature Page to Amendment No. 2 to
Credit Agreement dated as of March 5, 2020
NewMarket Corporation

CREDIT AGREEMENT

dated as of

March 5, 2020

among

NEWMARKET CORPORATION
AFTON CHEMICAL UK HOLDINGS LIMITED
AFTON CHEMICAL SWITZERLAND GMBH

The Other Foreign Subsidiary Borrowers Party Hereto
The Lenders Party Hereto
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
BANK OF AMERICA, N.A.
as Syndication Agent
U.S. BANK NATIONAL ASSOCIATION
CITIBANK, N.A.
WELLS FARGO BANK, NATIONAL ASSOCIATION and
DBS BANK LTD.
as Co-Documentation Agents

BANK OF THE WEST and
TD BANK, N.A.
as Senior Managing Agents

__________________________________
JPMORGAN CHASE BANK, N.A. and
BofA SECURITIES, INC.
as Joint Bookrunners and Joint Lead Arrangers

Table of Contents
(continued)
Page
TABLE OF CONTENTS
Page
ARTICLE I Definitions    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~35~~37
SECTION 1.03.    Terms Generally    ~~35~~37
SECTION 1.04.    Accounting Terms; GAAP    ~~36~~37
SECTION 1.05.    Status of Obligations    ~~36~~38
SECTION 1.06.    Luxembourg Terms    ~~36~~38
SECTION 1.07.    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~37~~38
SECTION 1.08.    Letter of Credit Amounts    ~~37~~39
SECTION 1.09.    Divisions    ~~38~~39
ARTICLE II The Credits    ~~38~~39
SECTION 2.01.    Commitments    ~~38~~39
SECTION 2.02.    Loans and Borrowings    ~~38~~39
SECTION 2.03.    Requests for Revolving Borrowings    ~~39~~40
SECTION 2.04.    Determination of Dollar Amounts    ~~40~~41
SECTION 2.05.    Swingline Loans    ~~40~~41
SECTION 2.06.    Letters of Credit    ~~42~~43
SECTION 2.07.    Funding of Borrowings    ~~47~~48
SECTION 2.08.    Interest Elections    ~~48~~49
SECTION 2.09.    Termination and Reduction of Commitments    ~~49~~50
SECTION 2.10.    Repayment of Loans; Evidence of Debt    ~~49~~51
SECTION 2.11.    Prepayment of Loans    ~~50~~51
SECTION 2.12.    Fees    ~~51~~52
SECTION 2.13.    Interest    ~~52~~53
SECTION 2.14.    Alternate Rate of Interest    ~~53~~54
SECTION 2.15.    Increased Costs    ~~56~~57
SECTION 2.16.    Break Funding Payments    ~~57~~59
SECTION 2.17.    Taxes    ~~57~~59
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    ~~64~~66
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders    ~~66~~68
SECTION 2.20.    Expansion Option    ~~67~~69
SECTION 2.21.    Administrative Borrower    ~~68~~70
SECTION 2.22.    Judgment Currency    ~~68~~70
SECTION 2.23.    Designation of Foreign Subsidiary Borrowers    ~~69~~71
SECTION 2.24.    Defaulting Lenders    ~~69~~71
SECTION 2.25.    Extension of Maturity Date    ~~72~~73
ARTICLE III Representations and Warranties    ~~73~~75
SECTION 3.01.    Organization; Powers; Subsidiaries    ~~73~~75
SECTION 3.02.    Authorization; Enforceability    ~~74~~75
SECTION 3.03.    Governmental Approvals; No Conflicts    ~~74~~76
SECTION 3.04.    Financial Condition; No Material Adverse Change    ~~74~~76
SECTION 3.05.    Properties    ~~74~~76
SECTION 3.06.    Litigation, Environmental and Labor Matters    ~~74~~76
SECTION 3.07.    Compliance with Laws and Agreements    ~~75~~77
SECTION 3.08.    Investment Company Status    ~~75~~77
SECTION 3.09.    Taxes    ~~75~~77
SECTION 3.10.    ERISA    ~~76~~77
SECTION 3.11.    Disclosure    ~~76~~77
SECTION 3.12.    Federal Reserve Regulations    ~~76~~78

SECTION 3.13.    Liens    ~~76~~78
SECTION 3.14.    No Default    ~~76~~78
SECTION 3.15.    Sanctions Laws and Regulations    ~~76~~78
SECTION 3.16.    Affected Financial Institutions    ~~77~~78
ARTICLE IV Conditions    ~~77~~78
SECTION 4.01.    Effective Date    ~~77~~78
SECTION 4.02.    Each Credit Event    ~~78~~79
SECTION 4.03.    Designation of a Foreign Subsidiary Borrower    ~~78~~80
ARTICLE V Affirmative Covenants    ~~79~~81
SECTION 5.01.    Financial Statements and Other Information    ~~79~~81
SECTION 5.02.    Notices of Material Events    ~~80~~82
SECTION 5.03.    Existence; Conduct of Business    ~~81~~82
SECTION 5.04.    Payment of Obligations    ~~81~~83
SECTION 5.05.    Maintenance of Properties; Insurance    ~~81~~83
SECTION 5.06.    Books and Records; Inspection Rights    ~~81~~83
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations    ~~82~~83
SECTION 5.08.    Use of Proceeds    ~~82~~84
ARTICLE VI Negative Covenants    ~~82~~84
SECTION 6.01.    Subsidiary Indebtedness    ~~82~~84
SECTION 6.02.    Liens    ~~83~~85
SECTION 6.03.    Fundamental Changes and Asset Sales    ~~84~~86
SECTION 6.04.    Transactions with Affiliates    ~~85~~86
SECTION 6.05.    Financial Covenant    ~~85~~87
SECTION 6.06.    Sanctions Laws and Regulations    ~~85~~87
ARTICLE VII Events of Default    ~~86~~87
ARTICLE VIII The Administrative Agent    ~~88~~90
SECTION 8.01.    Authorization and Action    ~~88~~90
SECTION 8.02.    Administrative Agent’s Reliance, Indemnification, Etc    ~~90~~92
SECTION 8.03.    Posting of Communications    ~~92~~93
SECTION 8.04.    The Administrative Agent Individually    ~~93~~94
SECTION 8.05.    Successor Administrative Agent    ~~93~~94
SECTION 8.06.    Acknowledgements of Lenders and Issuing Banks    ~~94~~95
SECTION 8.07.    Certain ERISA Matters    ~~94~~97
ARTICLE IX Miscellaneous    ~~96~~98
SECTION 9.01.    Notices    ~~96~~98
SECTION 9.02.    Waivers; Amendments    ~~97~~99
SECTION 9.03.    Expenses; Indemnity; ~~Damage Waiver    99~~Limitation of Liability, Etc.    101
SECTION 9.04.    Successors and Assigns    ~~100~~103
SECTION 9.05.    Survival    ~~105~~108
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution    ~~106~~108
SECTION 9.07.    Severability    ~~106~~109
SECTION 9.08.    Right of Setoff    ~~106~~109
SECTION 9.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    ~~107~~110
SECTION 9.10.    WAIVER OF JURY TRIAL    ~~109~~111

SECTION 9.11.    Headings    ~~109~~112
SECTION 9.12.    Confidentiality    ~~109~~112
SECTION 9.13.    USA PATRIOT Act    ~~110~~113
SECTION 9.14.    No Fiduciary Duty, etc    ~~110~~113
SECTION 9.15.    Interest Rate Limitation    ~~111~~114
SECTION 9.16.    Termination of the Commitments under the Existing Credit Agreement    ~~111~~114
SECTION 9.17.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~111~~114
SECTION 9.18.    Acknowledgement Regarding Any Supported QFCs    ~~112~~114
ARTICLE X Company Guarantee    ~~112~~115

CREDIT AGREEMENT (this “Agreement”) dated as of March 5, 2020 among NEWMARKET CORPORATION, the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent and U.S. BANK NATIONAL ASSOCIATION, CITIBANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION and DBS BANK LTD., as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Adjusted Daily Simple RFR” means, with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a)  the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted ~~LIBO~~Term SOFR Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~any Agreed Currency (other than euro)~~Dollars for any Interest Period, an interest rate per annum equal to (a) the ~~LIBO~~Term SOFR Rate for such Interest Period ~~multiplied by (b) the Statutory Reserve Rate~~, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent-Related Person” has the meaning assigned to such term in Section 9.03(c).
“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $900,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro and (iii) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Lenders. For the avoidance of doubt, it is understood and agreed that on and after December 15, 2021, the only Agreed Currencies under this Agreement shall be Dollars and euro (notwithstanding any references in this Agreement to any other currency) and no additional currency shall be included as an Agreed Currency until such currency is requested by the Company and approved by the Administrative Agent and each of the Lenders pursuant to an amendment to this Agreement mutually satisfactory to the Company, the Administrative Agent and each of the Lenders.
“Agreed Swingline Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars~~,~~ and (y) ~~for which a LIBO Screen Rate is available in the Administrative Agent’s reasonable determination and (z)~~ that is agreed to by the Administrative Agent and each of the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted ~~LIBO~~Term SOFR Rate for a one month Interest Period ~~in Dollars on~~as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that~~,~~  for the purpose of this definition, the Adjusted ~~LIBO~~Term SOFR Rate for any day shall be based on the ~~LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate)~~Term SOFR Reference Rate at approximately ~~11:00 a.m. London time on such day~~5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO~~Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until ~~any amendment has become effective~~the Benchmark Replacement has been determined pursuant to Section 2.14(~~c~~b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than ~~zero~~1.00%, such rate shall be deemed to be ~~zero~~1.00% for purposes of this Agreement.
“Amendment No. 2 Effective Date” means January 11, 2023.
“~~Alternative Rate~~Ancillary Document” has the meaning assigned to such term in Section ~~2.14(a)~~9.06.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.
“Applicable Party” has the meaning assigned to such term in Section 8.03(c).
“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable LC Sublimit” means (i) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $25,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $25,000,000 and (iii) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be amended from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks.
“Applicable Rate” means, for any day, with respect to any ~~Eurocurrency~~Term Benchmark Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “~~Eurocurrency~~Term Benchmark Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Commitment Fee	~~Eurocurrency~~Term Benchmark Spread	ABR Spread
Level I	0.09%	0.875%	0%
Level II	0.10%	1.00%	0%
Level III	0.125%	1.125%	0.125%
Level IV	0.15%	1.25%	0.25%
Level V	0.175%	1.375%	0.375%

For purposes hereof: (i) Pricing Level I, Leverage Level 1 and Ratings Level A are equivalent and correspond to each other, (ii) Pricing Level II, Leverage Level 2 and Ratings Level B are equivalent and correspond to each other, (iii) Pricing Level III, Leverage Level 3 and Ratings Level C are equivalent and correspond to each other, (iv) Pricing Level IV, Leverage Level 4 and Ratings Level D are equivalent and correspond to each other and (v) Pricing Level V, Leverage Level 5 and Ratings Level E are equivalent and correspond to each other.

At any time of determination, the Pricing Level shall be determined by reference to the Leverage Level or the Ratings Level, as the Company shall from time to time elect by written notice to the Administrative Agent, and any change in Pricing Level resulting from such election by the Company shall be effected as promptly as practicable by the Administrative Agent after receiving such written election from the Company.

For purposes of the foregoing, (i) if none of Moody’s, S&P nor Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then Ratings Level E shall be in effect; (ii) if only one of Moody’s, S&P or Fitch provides a rating for the Index Debt, the Ratings Level corresponding to such rating shall be in effect; (iii) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Ratings Levels and (a) two Ratings Levels are equal and higher than the third, the higher Ratings Level shall be in effect, (b) two Ratings Levels are equal and lower than the third, the lower Ratings Level shall be in effect or (c) no Ratings Levels are equal, the intermediate Ratings Level shall be in effect; (iv) if only two ratings from Moody’s, S&P and Fitch are available and the ratings established or deemed to have been established by such two rating agencies for the Index Debt shall fall within different Ratings Levels, the Ratings Level then in effect shall be based on the higher of the two ratings unless one of the two ratings is two or more Ratings Levels lower than the other, in which case the Ratings Level then in effect shall be determined by reference to the Ratings Level next below that of the higher of the two ratings; and (v) if the ratings established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Ratings Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if all three rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Ratings Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Time” means, with respect to any Borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).
“Approved Fund” has the meaning assigned to such term in Section 9.04.
“Arranger” means each of JPMorgan Chase Bank, N.A. and BofA Securities, Inc. in its capacity as a joint bookrunner and a joint lead arranger hereunder.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning assigned to such term in Section 2.20.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)    in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR for RFR Borrowings denominated in Dollars;
~~“Benchmark Replacement” means~~ (2)    the sum of: (a) the alternate benchmark rate ~~(which may, in the case of Loans denominated in Dollars, be a SOFR-Based Rate)~~ that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the Relevant Rate~~for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; ~~provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole reasonable good faith discretion.~~
provided that if the Benchmark Replacement as determined pursuant to clause (1) or clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment~~,~~  (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Relevant Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Relevant Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent~~, in consultation with the Company,~~  decides ~~in its reasonable good faith discretion~~ may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides ~~in its reasonable good faith discretion~~ that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines ~~in its reasonable good faith discretion~~ that no market practice for the administration of ~~the~~such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent~~, in consultation with the Company,~~  decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earlier~~earliest to occur of the following events with respect to ~~the Relevant Rate~~such then-current Benchmark:
~~(1)~~ (1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the Relevant Screen Rate in respect of such Relevant Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~such Relevant Screen Rate~~all Available Tenors of such Benchmark (or such component thereof); or
~~(2)~~ (2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the Relevant Rate~~such then-current Benchmark:

~~(1)~~ (1)    a public statement or publication of information by or on behalf of the administrator of ~~the Relevant Screen Rate in respect of such Relevant Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~such Relevant Screen Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~such Relevant Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);
~~(2)~~ (2)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Relevant Screen Rate in respect of such Relevant Rate, the U.S. Federal Reserve System~~such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such ~~Relevant Screen Rate~~Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such ~~Relevant Screen Rate~~Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such ~~Relevant Screen Rate~~Benchmark (or such component), in each case which states that the administrator of such ~~Relevant Screen Rate~~Benchmark (or such component) has ceased or will cease to provide ~~such Relevant Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~such Relevant Screen Rate; and/or~~any Available Tenor of such Benchmark (or such component thereof); or
~~(3)~~ (3)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the Relevant Screen Rate in respect of such Relevant Rate announcing that such Relevant Screen Rate is no longer~~such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~ with respect to ~~the Relevant Rate and solely to the extent that such Relevant Rate has not been replaced with a~~any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such ~~Relevant Rate~~then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such ~~Relevant Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to~~and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means the Company or any Foreign Subsidiary Borrower.
“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form attached hereto as Exhibit G-1 or any other form approved by the Administrative Agent.
“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit E-1.
“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit E-2.
“Business Day” means, any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday ~~or other day~~) on which ~~commercial~~ banks are open for business in New York City ~~are authorized or required by law to remain closed~~; provided that, ~~when used in connection with (a) a Eurocurrency Loan denominated in Dollars, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market, (b) any Borrowings or LC Disbursements that are the subject of a borrowing, drawing, payment, reimbursement or rate selection denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro and (c) a Eurocurrency Loan or Letter of Credit denominated in a Foreign Currency other than euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such Foreign Currency in the interbank market in the principal financial center of the country whose lawful currency is such Foreign Currency.~~in addition to the foregoing, a Business Day shall be (i) in relation to Loans denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (ii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only a RFR Business Day and (iii) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means the greater of (i) (A) for any Loan denominated in (a) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (b) any other Foreign Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (B) the applicable Central Bank Rate Adjustment and (ii) the Floor.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in:
(a) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, and
(b) any other Foreign Currency determined after the Effective Date, an adjustment as determined by the Administrative Agent in its reasonable discretion.
For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (i)(B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.
“Change in Control” means: (i) any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned entirely (directly or indirectly) by them or members of their respective families, either individually or acting in concert with one or more other persons, shall have acquired beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Company entitled to vote in the election of members of the governing body of the Company, other than securities having such power only by reason of the happening of a contingency; (ii) the occurrence, during any period of 24 consecutive months, of a change in the composition of the governing body of the Company such that a majority of the members of any such governing body are not Continuing Members; (iii) the occurrence of any “Change of Control” or similar event as defined in any agreement or instrument evidencing any Material Indebtedness with an original principal amount in excess of $75,000,000; (iv) the failure at any time of the Company to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Ethyl Corporation or Afton Chemical Corporation or the failure at any time of the Company to have the ability to elect all of the governing body of Ethyl Corporation or Afton Chemical Corporation; or (v) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower.
“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Charitable Foundations” means (i) The NewMarket Foundation, a non-stock, non-profit Virginia corporation formed by the Company which qualifies as an exempt organization under section 501(c)(3) of the Code which is organized and operated solely for charitable purposes and (ii) The Whale Foundation, a non-stock, non-profit Virginia corporation formed by the Company which qualifies or will qualify as an exempt organization under section 501(c)(3) of the Code which is organized and operated solely for charitable purposes.
“Charges” has the meaning assigned to such term in Section 9.15.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the amount set forth on Schedule 2.01 opposite such Lender’s name under the heading “Commitment”, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any reduction in such amount from time to time pursuant to Section 2.09, (b) any increase from time to time pursuant to Section 2.20 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04; provided that at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.
“Company” means NewMarket Corporation, a Virginia corporation.
~~“Compounded SOFR” means, in the case of Loans denominated in Dollars, the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~
~~(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:~~
~~(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for Dollar-denominated syndicated credit facilities at such time;~~

~~provided further that, if the Administrative Agent decides reasonably and in good faith that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~
“Computation Date” is defined in Section 2.04.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.
“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains realized other than in acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries.
“Continuing Members” means any member of the governing body of the Company (i) who was a member of such governing body on the first day of a period of 24 consecutive months or (ii) whose nomination for election or election to such governing body was approved by a majority of the members who were either members of such governing body on the first day of such period or whose nomination or election was previously so approved.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to ~~a Benchmark Replacement means~~any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as ~~the applicable tenor for the applicable Interest Period with respect to the LIBO Rate~~such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to it in Section 9.18.
“Co-Documentation Agent” means each of U.S. Bank National Association, Citibank, N.A., Wells Fargo Bank, National Association and DBS Bank Ltd. in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance, amendment or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“Daily Simple RFR” means, for any day, an interest rate per annum equal to, for any RFR Loan denominated in Dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
~~“Designated Foreign Subsidiary Borrower” means a Luxembourg Borrower or any other Foreign Subsidiary Borrower that is organized under the laws of any other jurisdiction designated from time to time by the Administrative Agent.~~
~~“Designated Loan” means a Designated Revolving Loan or a Designated Swingline Loan, as applicable.~~
~~“Designated Revolving Loan” means a Revolving Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.~~
~~“Designated Swingline Loan” means a Swingline Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.~~
“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Competitor” means (a) Persons that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which are specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 9.01 prior to the Effective Date, (b) any other Person that is reasonably determined by the Company to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Competitors”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent (for distribution to the Lenders) in accordance with Section 9.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Competitors contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Competitor, (iii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Competitor” shall exclude any Person that the Company has designated as no longer being a “Disqualified Competitor” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.
“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any method of determination it deems reasonably appropriate.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).
~~“Early Opt-in Election” means the occurrence of:~~
~~(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Agreed Currency being executed at such time, or that include language similar to that contained in Section 2.14 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and~~
~~(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
deficiency” (as defined in section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or endangered status, within the meaning of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“EURIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for euro) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for euro) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time; provided that, if any EURIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“EURIBO Rate” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate ~~at approximately 11:00 a.m., Brussels time, on the Quotation Day for euro; provided that, if the EURIBO Screen Rate shall not be available at such time for~~, two (2) TARGET Days prior to the commencement of such Interest Period ~~(an “Impacted EURIBO Rate Interest Period”) with respect to euro then the EURIBO Rate shall be the EURIBO Interpolated Rate~~.
“EURIBO Screen Rate” means~~, for any day and time, with respect to any Eurocurrency Borrowing denominated in euro and for any Interest Period,~~  the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of ~~such~~that rate) for ~~euro for~~ the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. ~~If the EURIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“euro” and/or “EUR” means the single currency of the Participating Member States.
~~“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate (except when used with reference to any Eurocurrency~~

~~Swingline Loan, in which case “Eurocurrency” means that such Loan bears interest at a rate determined by reference to the Eurocurrency Swingline Rate).~~
~~“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan as specified from time to time by the Administrative Agent to the Company and each Lender.~~
“Eurocurrency Swingline Loan” means a Swingline Loan bearing interest at the Eurocurrency Swingline Rate ~~(including, for the avoidance of doubt, a Designated Swingline Loan)~~.
“Eurocurrency Swingline Rate” means the sum of (i) the percentage rate per annum which is equal to the rate (rounded upwards to four decimal places) at which overnight deposits in the relevant currency in an amount approximately equal to the amount with respect to which such rate is being determined would be offered by the Swingline Lender as of 11:00 a.m. Local Time on the day of the proposed Eurocurrency Swingline Loan in the London interbank market for such currency to major banks in such market (provided that, if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) plus (ii) the Applicable Rate for ~~Eurocurrency~~Term Benchmark Borrowings.
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Real Property” means the real property listed on Schedule 1.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender to a Borrower that is a U.S. Person, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b) or Section 9.02(d)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement dated as of September 22, 2017 by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Effective Date.
“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).
“Existing Maturity Date” has the meaning assigned to such term in Section 2.25(a).

“Extending Lender” has the meaning assigned to such term in Section 2.25(b)(ii).
“Extension Request” means a written request from the Company to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.25.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Finance Lease Obligations” means, at any time of determination, the amount of the liability in respect of a “finance lease” on the balance sheet of such Person, in accordance with GAAP, including, without limitation, Accounting Standards Codification 842 and related accounting rules and regulations, as such may be amended or re-codified from time to time; provided that in no event shall any lease obligation that is an operating lease in accordance with GAAP be deemed a “Finance Lease Obligation” for purposes of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“Fitch” means Fitch Ratings, Inc.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple RFR or the Central Bank Rate shall be 0%.
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency Amount” of any amount of any Foreign Currency means, at the time of determination thereof, (a) if such amount is expressed in such Foreign Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Foreign Currency determined by using the rate of exchange for the purchase of such Foreign Currency with Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Foreign Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the

Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in such Foreign Currency as determined by the Administrative Agent, in consultation with the Company, using any method of determination it deems reasonably appropriate).
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Currency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Company and each Lender.
“Foreign Currency Sublimit” means $500,000,000.
“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Foreign Subsidiary Borrower” means any Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other payment obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or payment obligation; provided that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
~~“IBA” has the meaning assigned to such term in Section 1.07.~~
~~“Impacted EURIBO Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBO Rate”.~~
~~“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.~~
“Increased Leverage Period” shall mean (i) any fiscal quarter in which (A) the Company or any of its Subsidiaries consummates a Material Acquisition and (B) the Company notifies the Administrative Agent in writing of its intent to increase the maximum permitted Leverage Ratio as a result thereof (such notice, an “Increase Election”) and (ii) the immediately following three fiscal quarters.
“Increasing Lender” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than accounts payable), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that the amount of such Indebtedness shall be deemed to be the lesser of (i) the outstanding principal amount of such Indebtedness plus all accrued and unpaid interest relating thereto and (ii) the fair market value of the property secured by any such Lien, (g) all Guarantees by such Person of Indebtedness of others, (h) all Finance Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other person or entity or subject to any other credit enhancement.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated February 2020 relating to the Company and the Transactions.

“Initial Subsidiary Borrower” means each of (i) Afton Chemical UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 07119870, and (ii) Afton Chemical Switzerland GmbH, a Swiss limited liability company.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form attached hereto as Exhibit G-2 or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any ~~Eurocurrency Loan (including a~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date, (c) with respect to any Term Benchmark Loan and any Eurocurrency Swingline Loan~~)~~, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (~~c~~d) with respect to any Swingline Loan (other than a Eurocurrency Swingline Loan), the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means (a) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing ~~(other than a Eurocurrency Swingline Loan)~~, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date seven (7) days thereafter~~, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect~~; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless~~, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) only,~~  such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period ~~pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan)~~ that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A. and each other Lender designated by the Company as an “Issuing Bank” hereunder (in each case, through itself or through one of its designated affiliates or branch offices) that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
~~“Japanese Yen” means the lawful currency of Japan.~~
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time, plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of each Borrower and each Lender shall remain in full force and effect until the relevant Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” has the meaning assigned to such term in Section 9.03(d).
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreement” has the meaning assigned to such term in Section 2.06(b).
“Leverage Ratio” has the meaning assigned to such term in Section 6.05(a).
~~“LIBO Interpolated Rate” means, at any time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro) and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that, if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro) and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) with respect to such Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate.~~
~~“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency (other than euro) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, finance lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, any Letter of Credit Agreement and any agreements between the Company and an Issuing Bank regarding such Issuing Bank’s Applicable LC Sublimit or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower, or any employee of any Borrower, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars ~~(other than Designated Loans)~~ and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency ~~and Designated Loans~~ (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than euro) and (b) Brussels, Belgium time with respect to euro, in each case of the foregoing clauses (a) and (b) unless otherwise notified by the Administrative Agent).
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Borrower” means any Borrower organized under the laws of Luxembourg.
“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg).
“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $100,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.
“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $100,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means each Subsidiary (i) which guarantees Material Indebtedness with an original principal amount in excess of $75,000,000, (ii) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than seven and one-half percent (7.5%) of the Company’s Consolidated EBITDA for such period or (iii) which contributed greater than seven and one-half percent (7.5%) of the Company’s Consolidated Total Assets as of such date.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19 or Section 9.02(d)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar ~~borrowings~~transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Overnight ~~Foreign Currency~~ Rate” means, for any ~~amount payable~~day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, ~~the~~an overnight rate ~~of interest per annum as~~ determined by the Administrative Agent ~~at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.~~or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 9.04(c).
“Participant Register” has the meaning set forth in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment” has the meaning assigned to such term in Section 8.06(c).
“Payment Notice” has the meaning assigned to such term in Section 8.06(c).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” means, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 9.18.
~~“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).~~
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two (2) TARGET Days preceding the date of such setting, (iii) if such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting or (iv) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR or the EURIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.
~~“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.~~
~~“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Company. No Lender shall be obligated to be a Reference Bank without its consent.~~
“Register” has the meaning set forth in Section 9.04.
“Regulation” has the meaning set forth in Section 3.07.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the NYFRB~~,~~  or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto ~~and~~, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in ~~any Foreign~~

~~Currency~~euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~an Agreed Currency (other than euro), the LIBO Rate or~~Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate or (iii) with respect to any RFR Borrowing denominated in Dollars, the Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in ~~an Agreed Currency (other than euro), the LIBO Screen Rate~~Dollars, the Term SOFR Reference Rate or (ii) with respect to any ~~Eurocurrency~~Term Benchmark Borrowing denominated in euro, the EURIBO Screen Rate~~, as applicable~~.

“Replacement Lender” has the meaning assigned to such term in Section 2.25(c).
“Required Lenders” means, subject to Section 2.24, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Article VII or the Commitments terminating or expiring, Lenders having Revolving Credit Exposure and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time; provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Article VII, the Unfunded Commitment of each Lender shall be deemed to be zero; and (b) for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, Lenders having Revolving Credit Exposure representing more than 50% of the Total Revolving Credit Exposure at such time; provided that, in the case of clauses (a) and (b) above, (x) the Revolving Credit Exposure of any Lender that is the Swingline Lender shall be deemed to exclude any amount of its Swingline Exposure in excess of its Applicable Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.24 of the Swingline Exposure of Defaulting Lenders in effect at such time, and the Unfunded Commitment of such Lender shall be determined on the basis of its Revolving Credit Exposure excluding such excess amount and (y) for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent of or under this Agreement or any other Loan Document, any Lender that is the Company or an Affiliate of the Company shall be disregarded.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response Date” has the meaning assigned to such term in Section 2.25(a).
“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, a Financial Officer or a vice president of the Company or such other representative of the Company as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenant only, a Financial Officer of the Company.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.
“RFR” means, for any RFR Loan denominated in Dollars, Daily Simple SOFR, and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the applicable Adjusted Daily Simple RFR.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in Dollars, a U.S. Government Securities Business Day.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.
“S&P” means ~~S&P Global Ratings, a division of S&P Global Inc.~~Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of the Amendment No. 2 Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctions” means:
(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and
(b)    economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.
“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, Her Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.
“Sanctions Violations” means any violation of any Sanctions by the Company or any of its Subsidiaries, a Lender, an Issuing Bank or the Administrative Agent, as such Sanctions Lists or Sanctions are in effect from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Senior Note Documents” means the Senior Notes, the Senior Note Indenture, the Senior Note Purchase Agreement and each other document executed in connection with the Senior Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time thereafter.
“Senior Note Indenture” means the Indenture entered into by the Company and the trustee named therein pursuant to which the 2012 Senior Notes are issued, as such Indenture may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time thereafter.
“Senior Note Purchase Agreement” has the meaning assigned to such term in the definition of “2017 Senior Notes”.
“Senior Notes” means the 2012 Senior Notes and the 2017 Senior Notes.
~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the Federal Reserve Bank of New York’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“~~SOFR-Based Rate” means SOFR, Compounded~~SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR ~~or Term SOFR~~”.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve~~, liquid asset, fees or similar requirements~~ percentage (including any marginal, special, emergency or supplemental reserves ~~or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements~~) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D ~~of the Board. Eurocurrency Loans~~. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve~~, liquid asset, fee or similar~~  requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under ~~any applicable law, rule or regulation, including~~ Regulation D ~~of the Board~~or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve~~, liquid asset or similar requirement~~ percentage.
“Subordinated Indebtedness” means any Indebtedness for borrowed money of the Company or any Subsidiary with an original principal amount in excess of $50,000,000 (other than intercompany Indebtedness permitted by Section 6.01(c)) which is subordinated by the terms of the Subordinated Indebtedness Documents in right of payment to the Obligations under the Loan Documents.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), circular letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and circular letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), the practice note 010-DVS-2019 dated 5 February 2019 published by the Swiss Federal Tax Administration regarding Swiss Withholding Tax in the Group (Mitteilung-010-DVS-2019-d vom 5. Februar 2019 - Verrechnungssteuer: Guthaben im Konzern) as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.
“Swiss Qualifying Lender” means (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (ii) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.
“Swiss Non-Bank Rules” means together the Swiss Twenty Non-Bank Rule and the Swiss Ten-Non-Bank Rule.
“Swiss Non-Qualifying Lender” means any person which does not qualify as a Swiss Qualifying Lender.
“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders (other than Swiss Qualifying Lenders) of any Swiss Borrower under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.
“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Lenders, of the Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and, loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); in each case in accordance with the meaning of the Swiss Guidelines.
“Swiss Withholding Tax” means any Taxes levied pursuant to the Swiss Federal Withholding Tax Act.
“Syndication Agent” means Bank of America, N.A. in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer ~~(TARGET2)~~ payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system ~~(~~, if any~~) reasonably~~,  determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.
~~“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.~~
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBO Rate.
“Term SOFR~~” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~ Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Swingline Loans at such time and (b) the total LC Exposure at such time.
“Trade Date” has the meaning assigned to such term in Section 9.04(e)(i).
“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR Rate, the Adjusted EURIBO Rate ~~or~~, the Adjusted Daily Simple RFR, the Alternate Base Rate or the Central Bank Rate.
“UK Borrower” means (i) Afton Chemical UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 07119870 and (ii) any other Borrower incorporated under the laws of England and Wales.
“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:
(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:
(i) where the UK Borrower is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or
(ii) where the UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or
(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant

Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement , as the case may be, or as otherwise notified to the Company in writing; and:
(i) where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or
(ii) where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.
“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment~~; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement~~.
“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of section 7701(a)(30) of the Code.
“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.18.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“2012 Senior Notes” means the Company’s $350,000,000 in aggregate principal amount of 4.100% Senior Notes due December 15, 2022, issued pursuant to the Senior Note Indenture, as such Notes may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.
“2017 Senior Notes” means the Company’s $250,000,000 in aggregate principal amount of 3.78% Senior Notes due January 4, 2029, issued pursuant to the Note Purchase Agreement, dated as of January 4, 2017 (the “Senior Note Purchase Agreement”), as such Notes may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “~~Eurocurrency~~Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “~~Eurocurrency~~Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the

Company wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrowers and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
SECTION 1.05.    Status of Obligations. The Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 1.06.    Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Luxembourg Borrower, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal arrêté of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a guarantee includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (e) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (f) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (g) a “set-off” includes, for purposes of Luxembourg law, legal set-off; and (h) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés).
SECTION 1.07.    Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in ~~an Agreed~~Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which~~

~~they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.~~ Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 2.14(~~c~~b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.14(e) of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “LIBO Rate” (or “EURIBO Rate”, as applicable)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.14(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.14(d)),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate (or the EURIBO Rate, as applicable)~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.08.    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
SECTION 1.09.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in, subject to Sections 2.04 and 2.11(b), (a) the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Commitment or (c) the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan ~~(other than a Swingline Loan)~~ shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.
(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised (i) in the case of Borrowings in Dollars, entirely of ABR Loans or ~~Eurocurrency Loans as the relevant~~Term Benchmark Loans and (ii) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars ~~and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower~~. Each Swingline Loan made in Dollars shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 ((or, if such Borrowing is denominated in ~~(i) Japanese Yen, JPY100,000,000 or (ii)~~ a Foreign Currency ~~other than Japanese Yen~~, 1,000,000 units of such currency~~)~~) and not less than $5,000,000 (or, if such Borrowing is denominated in ~~(i) Japanese Yen, JPY500,000,000 or (ii)~~ a Foreign Currency ~~other than Japanese Yen~~, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 250,000 units of such currency) and not less than $250,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 250,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) ~~Eurocurrency~~Term Benchmark Revolving Borrowings and RFR Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars, not later than 12:00 noon, ~~Local Time, (i)~~New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing and (ii) in the case of a Term Benchmark Borrowing denominated in euro, not later than 12:00 noon, New York City time, three (3) Business Days ~~(in the case of a Eurocurrency Borrowing denominated in Dollars) or (ii) three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case~~ before the date of the proposed Borrowing or (b) by irrevocable written notice (via a written Borrowing Request signed by a Responsible Officer of the applicable Borrower, or of the Company on behalf of the applicable Borrower) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the requested date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than ~~10:00 a.m~~10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the applicable Borrower;
(ii)    the Agreed Currency and the aggregate principal amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing ~~or~~, a ~~Eurocurrency~~Term Benchmark Borrowing or an RFR Borrowing;
(v)    in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the ~~Agreed Currency and~~ initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the currency of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then~~, in the case of a Borrowing denominated in Dollars (other than a Designated Loan),~~  the requested Revolving Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Revolving Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:
(a)    any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii)(A) with respect to any Term Benchmark Loan, each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement~~,~~ and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month),
(b)    any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and
(c)    any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.
SECTION 2.05.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Agreed Swingline Currencies to any Borrower from time to time during the Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in (i) subject to Sections 2.04 and 2.11(b), the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by irrevocable written notice (via a written Borrowing Request substantially in the form attached hereto as Exhibit G-3 and signed by a Responsible Officer of the applicable Borrower, or a Responsible Officer of the Company on behalf of the applicable Borrower) (i) ~~by telecopy~~ not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan in Dollars ~~(other than a Designated Swingline Loan)~~ and (ii) ~~by telecopy~~ not later than 11:00 a.m., Local Time, on the day of a proposed Eurocurrency Swingline Loan in a Foreign Currency ~~and a Designated Swingline Loan~~. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day), the applicable Borrower requesting such Swingline Loan, the currency, Interest Period (in the case of a Eurocurrency Swingline Loan), Type and amount of the requested Swingline Loan and the account of the applicable Borrower to which the proceeds of such Swingline Loan are to be credited. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or any other Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to an account of such Borrower with the Swingline Lender or to such other account of such Borrower designated in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to such Issuing Bank) by 1:00 p.m., Local Time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day, require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans (i) on the date of such notice in respect of Swingline Loans denominated in Dollars

~~(other than a Designated Swingline Loan)~~ and (ii) promptly, but in any event no later than one (1) Business Day immediately following the date of such notice, in respect of Eurocurrency Swingline Loans denominated in a Foreign Currency ~~and a Designated Swingline Loan~~. Such notice shall specify the aggregate amount and the applicable Agreed Currency of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans and the applicable Agreed Currency of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of such notice from the Administrative Agent as provided above (and in any event, if such notice is received by 11:00 a.m., Local Time, on a Business Day, no later than 1:00 p.m., Local Time, on such Business Day and if received after 11:00 a.m., Local Time, on a Business Day, no later than 9:00 a.m., Local Time, on the immediately succeeding Business Day), to pay in the applicable Agreed Currency to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h), (i) or (j) of Article VII, (iii) the date on which the Loans are accelerated, or (iv) the termination of the Commitments, each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in an amount equal to its Applicable Percentage of such Swingline Loans in each case without notice or any further action from any Swingline Lender, Lender or the Administrative Agent. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment of any Swingline Loan made to such Borrower.

and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if an Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 2:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, ~~Eurocurrency~~Term Benchmark Revolving Borrowing, RFR Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated on the date such LC Disbursement is made, of such LC Disbursement.
(f)    Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct (or, as determined pursuant to a claim initiated by the Company, material breach of its express obligations under the Loan Documents) on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Bank for any Letter of Credit shall, within the time allowed by applicable law or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly after such examination notify the Administrative Agent and the Company by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank for any Letter of Credit shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to ~~Eurocurrency~~Term Benchmark Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(~~c~~d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank for such LC Disbursement shall be for the account of such Lender to the extent of such payment.

shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.
(k)    Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the relevant Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the relevant Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)    Issuing Bank Agreements. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amount thereof shall have changed), (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which a Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
SECTION 2.07.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars ~~(other than a Designated Loan)~~, by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency ~~and Designated Loans~~, by 12:00 noon, Local Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency and at such ~~Eurocurrency~~Foreign Currency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the funds so received (by the close of business (New York City time or Local Time, as applicable) on the proposed date of the relevant Loans) in the aforesaid account of the Administrative Agent to (x) an account of such Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the Company designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in ~~Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in~~ a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the ~~NYFRB~~applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation ~~(including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency)~~ or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans, or in the case of Foreign Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.08.    Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by irrevocable written notice via an Interest Election Request signed by a Responsible Officer of such Borrower, or the Company on its behalf) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~Eurocurrency~~Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the applicable Borrower and the Agreed Currency and principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing ~~or a Eurocurrency~~(in the case of Borrowings denominated in Dollars), a Term Benchmark Borrowing or an RFR Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period ~~and Agreed Currency~~ to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the relevant Borrower (or the Company on its behalf) fails to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing denominated in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period ~~(i) in the case of a Borrowing denominated in Dollars (other than Designated Loans),~~ such Borrowing shall be ~~converted to an ABR Borrowing and (ii) in the case of a~~deemed to have an Interest Period that is one (1) month. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing denominated in a Foreign Currency ~~or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request~~ prior to the ~~third (3rd) Business Day preceding the~~ end of ~~such~~the Interest Period~~, such~~ therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically ~~continue as a Eurocurrency~~be continued as a Term Benchmark Borrowing in ~~the same~~its original Agreed Currency with an Interest Period of one month ~~unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11~~at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing ~~denominated in Dollars (other than Designated Loans)~~ may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing~~,~~ and (ii) unless repaid, (w) each ~~Eurocurrency~~Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars ~~(other than Designated Loans)~~ shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto ~~and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency and each Designated Loan shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.~~or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof and (x) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in a Foreign Currency, shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans or RFR Loans denominated in any Foreign Currency shall either be (A) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) at the end of the Interest Period or on the Interest Payment Date, as applicable, therefor or (B) prepaid at the end of the applicable Interest Period or on the Interest Payment Date, as applicable, in full; provided that if no election is made by the applicable Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above.

(f)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, interest on all “Eurocurrency Loans” (as defined in this Agreement immediately prior to the Amendment No. 2 Effective Date) denominated in Dollars outstanding under this Agreement immediately prior to the Amendment No. 2 Effective Date shall continue to accrue and be paid based upon the “Adjusted LIBO Rate” (as defined in this Agreement immediately prior to the Amendment No. 2 Effective Date) applicable pursuant to the terms of this Agreement immediately prior to the Amendment No. 2 Effective Date solely until the expiration of the current “Interest Period” (as defined in this Agreement immediately prior to the Amendment No. 2 Effective Date) applicable thereto (at which time such Loans may be reborrowed as or converted to ABR Borrowings or Term Benchmark Borrowings, as applicable, in accordance with this Section 2.08).
SECTION 2.09.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Commitment.
(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10.    Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) in the case of the Company, to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the seventh (7th) Business Day after such Swingline Loan is made; provided that, on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
(e)    Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit H. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
SECTION 2.11.    Prepayment of Loans.
(a)    Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) (x) in the case of prepayment of a ~~Eurocurrency Revolving~~Term Benchmark Revolving Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three (3) Business Days before the date of prepayment, (y) in the case of prepayment of a Term Benchmark Revolving Borrowing denominated in euro, not later than 12:00 noon, New York City time, four (4) Business Days before the date of prepayment, and (z) in the case of prepayment of an RFR Borrowing, not later than 12:00 noon, ~~Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars (other than Designated Loans)) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency and Designated Loans), in each case~~New York City time, five (5) RFR Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, ~~Local Time~~New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) any break funding payments pursuant to Section 2.16.
(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (B) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the Aggregate Commitment or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of the Total Revolving Credit Exposure (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

~~(c) The Borrowers will repay or prepay in full all outstanding Loans and Borrowings denominated in Pounds Sterling, Swiss Francs and Japanese Yen on or prior to December 31, 2021.~~
SECTION 2.12.    Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the average daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurocurrency~~Term Benchmark Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing bank relating the Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in Dollars in the Dollar Amount thereof.
(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable absent manifest error in the calculation of the amount thereof.
SECTION 2.13.    Interest. (a) (i) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars ~~other than a Designated Swingline Loan~~) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (ii) Each Eurocurrency Swingline Loan denominated in any Foreign Currency ~~and each Designated Swingline Loan~~ shall bear interest at the Eurocurrency Swingline Rate.
(b)    The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing ~~(other than a Eurocurrency Swingline Loan)~~ shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate or the Adjusted EURIBO Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Rate.
(d)    ~~(c)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)    ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (~~c~~d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)    ~~(e)~~ All interest hereunder shall be computed on the basis of a year of 360 days, except that interest ~~(i)~~ computed by reference to the Alternate Base Rate only at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) ~~and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in~~. In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). ~~The~~All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Adjusted ~~LIBO~~Term SOFR Rate, ~~LIBO~~Term SOFR Rate, Adjusted EURIBO Rate ~~or~~, EURIBO Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(g)    ~~(f)~~ The interest rates provided for in this Agreement, including this Section 2.13, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section 2.13 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by a Swiss Borrower shall, in line with and subject to Section 2.17, including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender. Each Swiss Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.
(h)    ~~(g)~~ Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.
SECTION 2.14.    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:
~~(a) If at the time that the Administrative Agent shall seek to determine the Relevant Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing such Relevant Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the LIBO Interpolated Rate (or the EURIBO Interpolated Rate, as applicable) (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate (or the EURIBO Rate, as applicable) for such Interest Period for such Eurocurrency Borrowing; provided that, if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate (or the EURIBO Rate, as applicable) for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars (other than Designated Loans), then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency or if such Borrowing is a Designated Loan, the LIBO Rate (or the EURIBO Rate, as applicable) shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (any such rate, the “Alternative Rate”); provided, however, that (i) until such time as the applicable Alternative Rate shall be determined for the applicable Foreign Currency and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency and Designated Loans shall not be available and (ii) if the Alternative Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. It is hereby understood and agreed that, notwithstanding anything to the contrary set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Sections 2.14(c), (d), (e) and (f) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.~~
~~(b) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:~~
(i)    the Administrative Agent ~~reasonably~~ determines (which determination shall be conclusive ~~and binding~~ absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means ~~(including, without limitation, by means of a LIBO Interpolated Rate or a EURIBO Interpolated Rate, as applicable)~~ do not exist for ascertaining the Adjusted ~~LIBO~~Term SOFR Rate~~, the LIBO Rate,~~ or the Adjusted EURIBO Rate ~~or the EURIBO Rate, as applicable~~ (including~~, without limitation,~~  because the Relevant Screen Rate is not available or published on a current basis)~~, for a Loan in the applicable currency or~~  for the applicable Agreed Currency and such Interest Period~~; provided that no Benchmark Transition Event shall have occurred at such time; or~~ or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency; or
(ii)    the Administrative Agent is advised by the Required Lenders ~~in their reasonable determination that the Adjusted LIBO Rate, the LIBO~~that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate~~,~~

or the Adjusted EURIBO Rate ~~or the EURIBO Rate, as applicable, for a Loan in the applicable currency or~~ for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable Agreed Currency;
then the Administrative Agent shall give notice thereof to the ~~applicable Borrower~~Company and the Lenders by telephone ~~or~~, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the ~~applicable Borrower~~Company and the Lenders that the circumstances giving rise to such notice no longer exist~~, (i)~~ with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a ~~Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if~~Term Benchmark Borrowing and any Borrowing Request that requests a ~~Eurocurrency Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate (to the extent established)~~Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that~~,~~  if the circumstances giving rise to such notice affect only one Type of ~~Borrowings~~Borrowing, then ~~the~~all other ~~Type~~Types of Borrowings shall be permitted.
Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the ~~applicable Borrower’s~~Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(~~b~~a) with respect to a Relevant Rate applicable to such ~~Eurocurrency Loan, then (i) if such Eurocurrency Loan is~~Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, ~~then~~any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars ~~on such day or (ii) if such Eurocurrency Loan is~~so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in ~~any Agreed~~a Foreign Currency ~~(other than Dollars), then such~~, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in such Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) ~~be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in~~solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in such Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such ~~Agreed Currency) on such day (it being understood and agreed that if the Company does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon the applicable Borrower’s receipt of notice from the Administrative Agent that the circumstances giving rise to the aforementioned notice no longer exist, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Foreign Currency Amount of such Agreed Currency) on the day of such notice being given to the applicable Borrower by the Administrative Agent.~~Foreign Currency) immediately or (B) be prepaid in full immediately.
(b)    ~~(c)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the Relevant Rate with~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement ~~(and in the case of a replacement LIBO Rate for Dollars, such amendment will include the modification or replacement of~~is determined in accordance with clause (~~c~~1) ~~set forth in~~of the definition of “~~Alternate Base Rate”). Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.~~Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the ~~Administrative Agent has posted such proposed amendment to all Lenders and the Company,~~date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate in respect of any Loan denominated in Dollars, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of any Relevant Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~.
(c)    ~~(d) In connection with the implementation of a Benchmark Replacement,~~Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)    ~~(e)~~ The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole ~~reasonable good faith~~ discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or the EURIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(i) any Interest Election Request that requests the conversion of any Borrowing~~the applicable Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to~~,~~  or continuation of ~~any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency ~~or a Designated Loan, then such request~~ shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurocurrency~~Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurocurrency Loan, then (i) if such Eurocurrency Loan is~~Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14, (A) for Loans denominated in Dollars~~, then~~ any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, ~~an ABR Loan~~(x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an

ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day ~~or~~and (~~ii~~B) ~~if such Eurocurrency Loan is~~for Loans denominated in ~~any Agreed~~a Foreign Currency, (~~other than Dollars), then such~~1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day)~~bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Foreign Currency shall, at the Company’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) ~~be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in~~solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any outstanding affected RFR Loans denominated in any Foreign Currency, at the Company’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Amount of such ~~Agreed Currency) on such day (it being understood and agreed that if the Company does not so prepay such Loan on such day by 12:00 noon, Local Time, the Administrative Agent is authorized to effect such conversion of such Eurocurrency Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Agreed Currency pursuant to this Section 2.14, such ABR Loan denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Eurocurrency Loan denominated in such original Agreed Currency (in an amount equal to the Foreign Currency Amount of such Agreed Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Agreed Currency.~~Foreign Currency) immediately or (B) be prepaid in full immediately.
SECTION 2.15.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO Rate or the Adjusted~~ EURIBO Rate~~, as applicable~~) or any Issuing Bank;
(ii)    impose on any Lender or any Issuing Bank or the ~~London~~applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments.
(a)    ~~. In~~With respect to Term Benchmark Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (~~b~~ii) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) ~~or~~, (~~d~~iv) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(~~e)~~d) or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event~~. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market~~. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (ii)  the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.19 or 9.02(d) or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in a Foreign Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 2.17.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then, subject to Section 2.17(h) and without duplication, the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)     Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.
(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the does count as a single (1) person for purposes of the Swiss Non-Bank Rules, if it reasonably believes that that Lender’s status has changed during the term of this Agreement.
(l)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Each Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars ~~(other than in respect of Designated Loans)~~, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency ~~or in respect of Designated Loans~~, 12:00 noon, ~~Local~~at the Applicable Time, in the city of the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency ~~or Designated Loan, as applicable, in each case~~, on the date when due or the date fixed for any prepayment hereunder, in immediately available funds, without setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency ~~or a Designated Loan~~, the Administrative Agent’s ~~Eurocurrency~~Foreign Currency Payment Office for such currency ~~or Designated Loan, as applicable~~, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees that, to the extent permitted by applicable law, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the

Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).~~applicable Overnight Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
Increasing Lender execute an agreement substantially in the form of Exhibit B hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.05 and (ii) the Administrative Agent shall have received (x) documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase or Incremental Term Loan and (y) reaffirmations from the Company. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each ~~Eurocurrency~~Term Benchmark Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the Incremental Term Loans as described in this Section 2.20; provided that any such Incremental Term Loan Amendment shall require that any waivers or amendments of Section 4.02 (including the waiver of any Default that has the effect of waiving the conditions in Section 4.02) shall also require the written consent or approval of Lenders having Revolving Credit Exposure and unused Commitments in respect of Revolving Loans representing more than 50% of the sum of the total Revolving Credit Exposure and unused Commitments in respect of Revolving Loans. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other holder of Obligations to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other holders of Obligations, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.
(b)    The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article VIII, none of the Company or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each holder of the Obligations, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article VIII.
SECTION 8.02     Administrative Agent’s Reliance, Indemnification, Etc.

(a)    Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page) or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder.
(b)    The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the
SECTION 8.06     Acknowledgements of Lenders and Issuing Banks.
(a)    Each Lender represents ~~that~~and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of ~~its business and that~~business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Co-Documentation Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
(c)
(i)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.
(ii)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from any Borrower or any other Loan Party for the purpose of satisfying an Obligation.
(iv)    Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
SECTION 8.07 Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

ARTICLE IX

Miscellaneous
SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to any Borrower, to it c/o NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219-4350, Attention of Chief Financial Officer (Telecopy No. (804) 788-5435; Telephone No. (804) 788-5055); and Attention of Treasurer (Telecopy No. (804) 788-5435, Telephone No. (804) 788-6495);
(ii)    if to the Administrative Agent, (A) in the case of Borrowings denominated in Agreed Currencies ~~(other than Designated Loans)~~, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Philip Martino (Telecopy No. (844) 490-5663), (B) ~~in the case of Designated Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of Loans Agency (Telecopy No. 44 207 777 2360), and in each case with a copy to~~for all other notices, to JPMorgan Chase Bank, N.A., 8181 Communications Pkwy, Plano, TX 75024, Attention of Peter Predun (email: peter.predun@jpmorgan.com) and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;
(iii)    if to JPMorgan as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Philip Martino (Telecopy No. (844) 490-5663), or in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;
(iv)    if to the Swingline Lender, (A) in the case of Swingline Loans denominated in Dollars ~~(other than Designated Swingline Loans)~~, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Philip Martino (Telecopy No. (844) 490-5663) and (B) in the case of Swingline Loans denominated in Foreign Currencies ~~and Designated Swingline Loans~~, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of Loans Agency (Telecopy No. 44 207 777 2360); and
(v)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient
(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment and as provided in Section 2.14(~~c~~b) and (~~d~~c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that ~~neither (A) any~~no amendment or modification of the financial covenant in this Agreement (or defined terms used in the financial covenant in this Agreement~~) or (B) any amendment entered into pursuant to the terms of Section 2.14(c) or (d~~) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the consent of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, outstanding principal amount of its Loans and participations in LC Disbursements. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.
(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03     Expenses; Indemnity; ~~Damage Waiver~~Limitation of Liability, Etc..
(a)     ~~. (a)~~ Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent and one additional local counsel in each applicable jurisdiction, in connection with the syndication of the credit facilities provided for herein, the distribution (including, without limitation, via the internet or through a service such as Intralinks), the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent and one additional counsel for all of the Lenders and additional counsel as the Administrative Agent or any Lender or group of Lenders reasonably determines are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
~~(a)~~     Indemnity. The Company shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Company or any other Borrower or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of (or, as determined pursuant to a claim initiated by the Company, material breach of its express obligations under the applicable Loan Documents by) such Indemnitee. This Section 9.03(b) shall not apply with respect to

Taxes other than any Taxes that are permitted under relevant applicable law as losses, claims or damages arising from any non-Tax claim.
(c)    Lender Reimbursement. To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, any Issuing Bank or the Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against ~~the Administrative Agent, any Issuing Bank or the Swingline Lender~~such Agent-Related Person in its capacity as such.
(d)    Limitation of Liability. To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against ~~any Indemnitee~~the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than direct or actual damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such ~~Indemnitee~~Lender-Related Person, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    Payments. All amounts due under this Section shall be payable not later than fifteen (15) days after written demand (together with reasonably detailed invoices) therefor.
SECTION 9.04     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent
(y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Competitor.
(f)    In case of assignment, transfer or novation by a Lender to a new lender or a participant, of all or any part of its rights and obligations under this Agreement or any of the other Loan Documents, the Lenders and the new lender or participant shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of this Agreement or any agreement referred to herein to which a Luxembourg Borrower is a party, any security created or guarantee given under this Agreement or in relation to this Agreement shall be preserved and continue in full force and effect to the benefit of the new lender or participant.
SECTION 9.05     Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, ~~e-mailed .~~emailed pdf, or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Company and each ~~Borrower~~other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders ~~and the Borrowers,~~, the Company and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement ~~or~~, any other Loan ~~Documents (in each case, including with respect to any signature pages thereto)~~Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original ~~and~~, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of ~~the Loan Documents~~this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of ~~any Loan Documents~~this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto~~.~~ and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Applicable Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the Dollar Amount of such Obligation on the date of payment) and/or in New York, Chicago or such other ~~Eurocurrency~~Foreign Currency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Subsidiary to the Administrative Agent, any Issuing Bank and any Lender (or its applicable Affiliates).

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.
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